UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2007

HEALTHCARE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32587	20-2726770
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2116 Financial Center 666 Walnut Street
Des Moines, Iowa		50309
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 244-5746

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation

Warrant Clarification

On January 23, 2007, Healthcare Acquisition Corp ("HAQ") entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement dated as of July 28, 2005 (the "Warrant Agreement") by and between HAQ and Continental Stock Transfer & Trust Company, as Warrant Agent.

On January 23, 2007, HAQ and Maxim Partners, LLC entered into an amendment to the Unit Purchase Option issued in connection with the July 2005 initial public offering of HAQ.

Each of the Warrant Clarification Agreement and the amendment to the Unit Purchase Option, which are filed as exhibits to this Current Report on Form 8-K, clarify that (i) if a registration statement covering the securities issuable upon the exercise of a warrant or the Unit Purchase Option was not effective at the time a holder desired to exercise the instrument, then the warrant or Unit Purchase Option could expire unexercised, and (ii) in no event would HAQ be obligated to pay cash or other consideration to the holders of the warrants or the Unit Purchase Option or "net-cash settle" the obligations of HAQ under any such agreements.

Advisory Agreement

Effective January 19, 2007, HAQ and Maxim Group LLC (“Maxim”) entered into an advisory agreement pursuant to which Maxim will advise HAQ in connection with HAQ’s acquisition of PharmAthene, Inc. (the “Acquisition”). Under the terms of this agreement, HAQ will pay to Maxim a success fee of $500,000 upon successful completion of the Acquisition. HAQ will also pay Maxim expenses, not to exceed an aggregate of $15,000, regardless of the successful closing of the Acquisition. Maxim waived any claims it may have as a result of this agreement against HAQ’s trust fund.

Maxim served as the lead underwriter for HAQ’s initial public offering.

A copy of this advisory agreement is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Amendment to Unit Purchase Option

4.2	Warrant Clarification Agreement

10.1	Advisory Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2007	HEALTHCARE ACQUISITION CORP.

By: /s/ Matthew P. Kinley
Matthew P. Kinley
President